EXHIBIT 99(i)
NEWS RELEASE
COMM BANCORP, INC. Announces Offer to
Purchase up to 110,000 of its Shares
          Clarks Summit, PA, March 19/PR Newswire/-Comm Bancorp, Inc. (Nasdaq: CCBP) announced today that its Board of Directors has approved the initiation of a modified “Dutch Auction” tender offer to purchase up to 110,000 shares of its outstanding common stock at a price not greater than $52.00 nor less than $46.00 per share net to the seller in cash, without interest. The tender offer will commence on March 19, 2007, and expire, unless extended, at 5:00 p.m., New York City time, on April 13, 2007.
          In the tender offer, stockholders will have the opportunity to tender some or all of their shares at a price within the $46.00 to $52.00 price range. Based on the number of shares tendered and the prices specified by the tendering stockholders, Comm Bancorp, Inc. will determine the lowest per share price within the range that will enable it to buy 110,000 shares, or such lesser number of shares as are properly tendered. If stockholders holding in the aggregate more than 110,000 shares properly tender their shares at or below the determined price per share, Comm Bancorp, Inc. may purchase shares tendered by such stockholders, at the determined price per share, on a pro rata basis, as will be specified in the Offer to Purchase, dated March 19, 2007, relating to the tender offer that will be distributed to stockholders. Stockholders whose shares are purchased in the tender offer will be paid the determined price per share, net in cash, without interest, promptly following the expiration of the tender offer period, as it may be extended. Comm Bancorp, Inc. will return all shares not purchased to the stockholders tendering such shares free of charge after the expiration of the tender offer, as it may be extended. The tender offer will not be contingent upon any minimum number of shares being tendered. The tender offer will be subject to a number of other terms and conditions as will be specified in the Offer to Purchase, dated March 19, 2007. The Company’s existing open-market share repurchase program, under which the Company has the authority to purchase approximately 38,374 additional shares, is unaffected by the tender offer.
          “We believe that the tender offer announced today will enhance stockholder value for those stockholders choosing to retain their holdings in Comm Bancorp, Inc. and allow stockholders who wish to sell their shares a chance to do so without incurring fees or having to be concerned with the price of the stock being driven down as a large number of shares are sold in one day,” stated William F. Farber, Sr., Comm Bancorp, Inc. Chairman, President and CEO. “The implementation of this Dutch Auction demonstrates the Board’s commitment to continually evaluate strategies that attempt to utilize excess capital to better serve the financial interest of its stockholders.”
          The Board of Directors of Comm Bancorp, Inc. has approved this offer. However, neither the Company, its Board of Directors, financial advisor, the dealer manager, the depository nor the information agent is making any recommendation regarding whether a stockholder should tender or not tender their shares or at what price they should choose to tender their shares. Stockholders must decide whether to tender their shares and, if so, how many shares to tender and the price or prices at which they will tender them. Stockholders should discuss whether to tender their shares with their broker or other financial or tax advisor. A majority of Comm Bancorp, Inc.’s executive officers and directors are intending to tender some of their shares in the tender offer.
          Sandler O’Neill & Partners, L.P. is the Company’s dealer manager for the tender offer. The information agent is Georgeson Inc., the financial advisor is Danielson Capital, LLC and the depository is American Stock Transfer and Trust Company. The Offer to Purchase, dated March 19, 2007, letter of transmittal, and related documents will be mailed to stockholders of record and will also be made available for distribution to beneficial owners of Comm Bancorp, Inc. stock.

          This press release is for informational purposes only and is not an offer to buy, or the solicitation of an offer to sell, any shares. The possible tender offer for the outstanding shares of Comm Bancorp, Inc. common stock described in this document has not commenced. If an offer is commenced, Comm Bancorp, Inc. would file a tender offer statement with the United States Securities and Exchange Commission (“SEC”). Such statement, including an Offer to Purchase, dated March 19, 2007, a related letter of transmittal and other offer documents, would contain important information with respect to the offer that should be read carefully before any decision is made with respect to any tender offer. Those materials would be made available to Comm Bancorp, Inc.’s security holders at no expense to them. In addition, all of those materials, and all other offer documents filed with the SEC, would be available at no charge on the SEC’s website at www.sec.gov or from the information agent, Georgeson Inc., at (888) 264-7052. Stockholders are urged to read these materials carefully prior to making any decision with respect to the tender offer.
Cautionary Note Regarding Forward-Looking Statements
          This press release contains forward-looking statements based on current management expectations, including statements regarding the Company’s objectives and expectations regarding the benefits that the tender offer may provide to the Company and its stockholders. Forward-looking statements provide current expectations or forecasts of future events and are not guarantees of future performance, nor should they be relied upon as representing management’s views as of any subsequent date. The forward-looking statements are based on management’s expectations and are subject to a number of risks and uncertainties. Although management believes the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially from those expressed or implied in such statements. Risks and uncertainties that could cause actual results to differ materially include, without limitation, the Company’s ability to effectively execute its business plans; changes in general economic and financial market conditions; changes in interest rates; changes in the competitive environment; continuing consolidation in the financial services industry; new litigation or changes in existing litigation; losses, customer bankruptcy, claims and assessments; changes in banking regulations or other regulatory or legislative requirements affecting the Company’s business; and changes in accounting policies or procedures. Additional information concerning factors that could affect the forward-looking statements in this press release is available in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, and subsequent filings with the SEC and will be available in the tender offer materials that the Company will mail to stockholders. Copies of these filings are, and will be, available at no cost on the SEC’s website at www.sec.gov. Management may elect to update forward-looking statements at some future point; however, it specifically disclaims any obligation to do so.
          Comm Bancorp, Inc. serves six Pennsylvania counties through Community Bank and Trust Company’s 16 community-banking offices and a loan production office. Each office, interdependent with the community, offers a comprehensive array of financial products and services to individuals, businesses, not-for-profit organizations and government entities. In addition, customers can take advantage of KlickSM Banking, on-line banking services, by accessing the Company’s website at www.combk.com. The Company’s business philosophy includes offering direct access to senior management and other officers and providing friendly, informed and courteous service, local and timely decision-making, flexible and reasonable operating procedures and consistently-applied credit policies.
SOURCE: Comm Bancorp, Inc.
/Contact: MEDIA/INVESTORS, Scott A. Seasock, 570.586.0377 or facsimile, 570.587.3761, of Comm Bancorp, Inc.